UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
33, Boulevard Prince Henri
L-1724 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)
+352 2060 2055
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	ASPS	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying
with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement
Altisource Portfolio Solutions S.A. (“Altisource”, and together with its subsidiaries, the “Company”) including its wholly-owned subsidiary, Altisource S.à r.l. (the “Borrower”) and its subsidiary guarantors, have been in discussions with certain holders (the “Applicable Term Loan Lenders”) of term loans (the “Existing Term Loans”) under its existing credit agreement, dated as of April 3, 2018, and amended as of February 14, 2023, among the Borrower, Altisource, the lenders from time to time party thereto, and the other parties thereto (as amended, the “Existing Credit Agreement”), concerning potential financing transactions involving the Company. On December 16, 2024, Altisource and the Borrower, the Applicable Term Loan Lenders and lenders holding approximately 99% of the aggregate principal amount of the Existing Term Loans entered into a transaction support agreement (together with all exhibits, annexes and schedules thereto, the “Agreement”) setting forth the principal terms of, among other things, a proposed exchange, amendment and maturity extension transaction of the Company’s Existing Term Loans, subject to certain terms and conditions, negotiation of, agreement upon and execution of definitive agreements, and necessary approvals by the Company’s Board of Directors and its shareholders.
In connection with entering into the Agreement, the Company also executed a commitment letter and term sheet for a $12.5 million super senior credit facility (the “Super Senior Facility”) to fund transaction costs and for general corporate purposes.
Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Existing Credit Agreement and the Agreement and the commitment letter and term sheet related to the Super Senior Facility.
The Agreement contemplates certain actions, including, among other items:
•the reduction in the Company’s current outstanding debt obligations by an aggregate of $58 million, or 25%, to $172.5 million (upon closing of the Transactions), comprised of (i) an up to $110 million interest-bearing first lien loan (the “New Debt”), (ii) an up to $50 million non-interest-bearing exit fee (the “Exit Fee” and collectively with the New Debt, the “New Facility”) associated with the New Debt to be paid at maturity or any voluntary or mandatory prepayment of the New Debt and (iii) the Super Senior Facility, any prepayments of the New Facility are applied on a pro rata basis to the New Debt and the Exit Fee;
•the reduction in the Company’s annual cash and paid-in-kind (“PIK”) interest on outstanding debt obligations by approximately $18 million; cash interest reduced by approximately $9 million and PIK interest reduced by approximately $9 million;1
•the extension of maturity obligations by 5 years, with a maturity date under the New Facility of April 30, 2030 (compared to the April 30, 2025 maturity under the Existing Term Loans, with a possible extension by 12 months, subject to certain conditions);
•the interest rate of the New Debt will be the Secured Overnight Financing Rate (“SOFR”) + 6.50% with a 3.50% SOFR floor, payable quarterly in cash;
•amortization of 1.0% of the New Debt per year;
•the issuance to lenders under the New Facility of approximately 57.9 million common shares of Altisource, representing 63.5% of the pro forma outstanding shares of Altisource immediately following the Transactions;
•the grant to pre-transaction Altisource shareholders, penny warrant holders and restricted stock unit holders, as of a defined record date preceding the closing of the transactions (the “Stakeholders”) of warrants to purchase approximately 115 million common shares of Altisource at an exercise price of $1.20 per share (the “Stakeholder Warrants”); Stakeholders are expected to receive warrants to purchase approximately 3.25 shares of Altisource common stock for each share of or right to common stock held; 50% of the Stakeholder Warrants shall expire on March 31, 2029 and shall be exercisable by cash settlement through the cash payment to the Company of the exercise price of such Stakeholder Warrant; 50% of the Stakeholder Warrants shall expire on April 30, 2032 and shall be exercisable by net settlement through the forfeiture of shares to the Company equal to the exercise price of such Stakeholder Warrant;
•a minimum of 95% of proceeds the Company receives from the exercise of cash exercise Stakeholder Warrants shall be used to prepay the New Facility; and
•beginning with the fiscal year ending December 31, 2025, the lesser of (a) 75% of the aggregate Excess Cash Flow (as defined in the Existing Credit Agreement) for the most recently ended fiscal year of the Company for which financial statements have been delivered and (b) such amount which, immediately after giving effect to such repayment, would result in the Company having no less than $30 million of total cash on its balance sheet, shall be applied first to the prepayment of the Super Senior Facility and, second, to the prepayment of the New Facility

1.Reduction in annual cash interest is based on SOFR of 4.36% as of December 12, 2024 and the anticipated outstanding balance on the Existing Term Loans as of December 31, 2024. Reduction in annual PIK interest is based on anticipated PIK interest expense in 2025 under the Existing Term Loans, which includes quarterly compounding of PIK interest. Actual cash interest reduction versus existing loan terms will vary based on actual SOFR rate.
Certain terms of the contemplated Super Senior Facility include, among other things:
•proceeds are expected to be used to fund transaction costs and for general corporate purposes;
•an original issue discount of 10.0%;
•a maturity date of no later than four years from the date of the closing of the transactions;
•the interest rate of the Super Senior Facility shall be SOFR + 6.50% with a 3.50% SOFR floor, payable quarterly in cash;
•amortization of 1.00% per year;
•beginning with the fiscal year ending December 31, 2025, the lesser of (a) 75% of the aggregate Excess Cash Flow (as defined in the Existing Credit Agreement) for the most recently ended fiscal year of the Company for which financial statements have been delivered and (b) such amount which, immediately after giving effect to such repayment, would result in the Company having no less than $30 million of total cash on its balance sheet, shall be applied first to the prepayment of the Super Senior Facility and, second, to the prepayment of the New Facility;
•if the closing date of the Super Senior Facility does not occur prior to 5:00 p.m., New York City time, on April 15, 2025 (the “Deadline”), the commitment letter and term sheet related to the Super Senior Facility will automatically terminate unless such date is extended by mutual written consent of the Company and the commitment parties; and
•commitment and other fees of 0.7% if the Super Senior Facility transaction is completed or 1.75% if the Super Senior Facility transaction does not close.
The Agreement includes the satisfaction of certain terms and conditions as summarized below:
•The executing lenders’ obligations under the Agreement are subject to certain conditions, including, without limitation: (i) Company not entering into a credit facility, bond issuance, or other financing, rights offering, or issuing debt or equity securities, or (ii) the Company not undertaking or otherwise supporting or participating in any reorganization, merger, consolidation, business combination, or other recapitalization or debt restructuring (whether through a judicial process or otherwise) other than in the ordinary course of business or in connection with the Transactions;
•The Company filing a registration statement with the SEC registering the issuance of the shares underlying the Stakeholder Warrants under the Securities Act (the “Stakeholder Warrant Shares Registration Statement”) with the SEC within 45 days after the Agreement Effective Date (or such later date as may be agreed by the Required Consenting Lenders) and use commercially reasonable efforts to cause the Stakeholder Warrant Shares Registration Statement to become effective on or prior to the Closing Date;
•The Agreement contains termination rights for the benefit of the Required Consenting Lenders, subject, in certain circumstances to cure rights. The Required Consenting Lenders may terminate the Agreement upon three days’ prior written notice thereof, if, among other circumstances, (A) any Company Party breaches the Agreement or any other agreement to be entered into in connection with the Transactions, which breach remains uncured in accordance with the terms of the Agreement for a period of three business days; (B) any Definitive Document does not comply with the terms and standards set forth in the Agreement; (C) any Company Party (I) (x) publicly announces its intention to pursue, (y) delivers a term sheet or proposal in respect of, or (z) consummates or enters into a binding agreement to consummate, in each case, an Alternative Transaction or (II) publicly announces its intention to not pursue the Transactions; (D) any Company party has breached, in any material respect, any of its obligations under the Existing Documents and certain related documents; (E) the occurrence and, to the extent applicable, continuance beyond any grace or cure period of an Event of Default as defined and set forth in any of the Existing Documents; (F) the preliminary proxy statement of the Company that seeks shareholder approval of proposals to, among other things, facilitate the Transactions in form and substance reasonably acceptable to the Required Consenting Lenders is not filed with the SEC on or before December 31, 2024 (or such later date as may be agreed by the Required Consenting Lenders); (G) the failure of the Company to pay certain fees and expenses; (H) a Material Adverse Effect (as defined in the Existing Credit Agreement) occurs or there is a termination of certain agreements; and (I) all shareholder approvals that are necessary to implement the Transactions have not been obtained by the Company Parties on or before March 31, 2025 (or such later date as may be agreed by the Required Consenting Lenders).
•The Agreement contains termination rights for the benefit of the Company (on behalf of itself and the Company Parties), subject, in certain cases, to cure rights. The Company may terminate the Agreement with respect to any particular Consenting Term Lender (but not as to all of the other Parties) upon a breach by such Consenting Term

Lender of any of its representations, warranties, covenants, or obligations which remains uncured for three business days after the receipt by all of the Consenting Term Lenders of written notice of such breach
•Any party to the Agreement may terminate such agreement upon the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of, or the initiation or threatened initiation of any legal action by any governmental authority seeking, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transactions, which legal action, threatened initiation of a legal action, ruling, or order has not been withdrawn or discharged after thirty 30 days
Parties to the Agreement agree to support and take all commercially reasonable actions necessary or reasonably requested to facilitate the implementation and consummation of the Transactions. There can be no assurance that the conditions precedent to closing will be satisfied. If the closing date of the Transactions does not occur prior to the Deadline, the Agreement will automatically terminate unless such date is extended by mutual written consent of the Company and the Required Consenting Lenders. If the closing date of the Transactions is extended beyond the Deadline, any Consenting Term Lender that does not consent to such extension may terminate the Agreement solely with respect to itself upon notice to the Company and the other Consenting Term Lenders. Although the Company intends to pursue the Transactions in accordance with the terms set forth in the Agreement, there can be no assurance that the Company will be successful in completing the Transactions or any other similar transaction on the terms set forth in the Agreement, on different terms or at all.
The Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.
This descriptions of the Agreement, the term sheet related to the Super Senior Facility and the Existing Credit Agreement are not complete and the descriptions of the Agreement and the Existing Credit Agreement are qualified in their entirety by reference to the Agreement and the Existing Credit Agreement, which are filed as Exhibit 10.1 hereto and Exhibit 10.86 to the Company’s Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 7, 2024, and are incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition, including without limitation, statements relating to the Company’s entry into definitive documentation and consummating the transactions contemplated by the Agreement, as well as the number of shares for which the Stakeholder Warrants may be exercisable. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our debt agreements, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, and the risks and uncertainties related to completion of the transactions described in this Current Report on Form 8-K and contemplated by the Agreement on the anticipated terms or at all, including the negotiation of and entry into the definitive agreements and the satisfaction of the closing conditions of such definitive agreements, including the obtention of the required shareholder approvals. The financial projections and scenarios contained in this Current Report on Form 8-K are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. The Company undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events, except as required by law.
Item 8.01 Other Events.
On December 16, 2024, the Company issued a press release announcing the Company’s entry into the Agreement and the contemplated Transactions. A copy of the press release is attached hereto as Exhibit 99.1.
Additionally, the Company has made available on its corporate website (www.altisource.com) an investor presentation (the “Presentation”) providing additional information regarding the contemplated Transactions. The Company intends to use the Presentation time to time in conversations with investors, analysts and others. A copy of the Presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The Presentation will be available on the Company’s website in the Investor Relations section. The Company undertakes no duty or obligation to publicly update or revise the information contained in the Presentation, except as required by law.
References to information included on, or accessible through, the Company’s website do not constitute incorporation by reference of the information contained at or available through such website, and you should not consider such information to be part of this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Transaction Support Agreement (including the Term Sheet) dated as of December 16, 2024
Exhibit 99.1	Press release issued by Altisource Portfolio Solutions S.A. dated December 16, 2024
Exhibit 99.2	Investor Presentation dated December 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2024

Altisource Portfolio Solutions S.A.

By:	/s/ Michelle D. Esterman
Name:	Michelle D. Esterman
Title:	Chief Financial Officer